Exhibit 31.3

Certification of Principal Executive Officer Pursuant to Exchange Act Rule 13a-14(a)/15d-14(a) as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Hermann Lübbert, certify that:

1. I have reviewed this annual report on Form 10-K/A of Biofrontera Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 22, 2026	By:	/s/ Hermann Lübbert
Hermann Lübbert
Chief Executive Officer and Chairman
(Principal Executive Officer)